UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2014

NeoMedia Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21743	36-3680347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 Walnut Street, Suite 100, Boulder CO	80302
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	303.546.7946

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On May 6, 2014, NeoMedia Technologies, Inc., a Delaware corporation (the “Company”), received a written notification from YA Global Investments, L.P. (“YA”) irrevocably and unconditionally waiving any and every breach that may exist in connection with any and all agreements, securities, notes, debentures, or other arrangements between the Company and YA resulting or arising in connection with the Company’s downgrade from the OTC Market Group (“OTC”) OTCQB tier stock market exchange to the OTC Pink tier stock market exchange. The downgrade occurred on May 1, 2014 and was due to a new OTC eligibility standard that requires companies that have not maintained a minimum bid price of $0.01 per share as of the close of business for at least one of the previous 30 consecutive calendar days to be downgraded to the OTC Pink tier stock market exchange.

The foregoing summary of the written notification does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the written notification, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2014	NEOMEDIA TECHNOLGIES, INC.

	By:	/s/ Laura Marriott
	Name:	Laura Marriott
	Its:	Chief Executive Officer